Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference on the following Registration Statements on Form S-8:
333-210936 Swift Energy Company 2016 Equity Incentive Plan
333-215235 Swift Energy Company Inducement Plan
of our report dated March 4, 2016, with respect to the consolidated financial statements of Swift Energy Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Houston Texas
February 27, 2017